Exhibit 10.66 1. SEAGEN Senior Executive Annual Bonus Plan This Senior Executive Annual Bonus Plan (the “Plan”) is intended to enhance stockholder value by promoting a connection between the performance of Seagen Inc. (the “Company”) and the compensation of senior executives of the Company, and to promote retention of participating senior executives. 1. Executives employed by the Company and its direct or indirect subsidiaries (“Affiliates”) at the Vice President level and above (“Participants”) are eligible to receive annual bonuses for each calendar year (each, a “Plan Year”) according to this Plan. The Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The Committee shall have all powers and discretion necessary to administer the Plan including any adjustments, amendments and modifications to the Plan or its application to all or any participants, and to control its operation, and may delegate responsibilities to Company officers as it deems appropriate. Participants are eligible to receive bonuses for each Plan Year based on their individual performance and the Company’s performance during such Plan Year. A Participant who does not demonstrate a minimum level of individual performance (50% or higher) during any Plan Year, however, will not be eligible for any portion of his or her bonus for such Plan Year. 2. For each Plan Year, Company performance shall be determined by the Committee based on the Company’s ability to meet or exceed Company goals for such Plan Year, as set forth by the Board of Directors of the Company or the Committee, which may include without limitation such factors as: sales or commercial goals; research, development and clinical activities, milestones and go/no go decisions; hiring, retention, development of plans and other operational goals; strategic alliances and acquisitions; licensing or partnering transactions; international expansion goals, government affairs and public policy goals; manufacturing and supply goals; quality goals; regulatory goals; expense and cost reduction goals; debt reduction; improvement in or attainment of working capital levels; financings; implementation or completion of projects or processes; and financial metrics, including stock price performance, profitability, cash flow or net income. For clarity, the Committee may determine in its sole discretion that the Company did not satisfactorily complete enough goals for the applicable Plan Year and in that case, the Committee may determine that no bonus shall be paid to Participants for such Plan Year. For each Plan Year, individual performance of the Participants who are senior executives on the Executive Committee and, if applicable, any other employee who is an “officer” within the meaning of Rule 16a-1(f) under the Exchange Act (each, an “Executive Officer”), shall be determined by the Committee upon review and recommendation to the Committee by the Head of Human Resources and the Chief Executive Officer, except for the Chief Executive Officer (whose bonus shall be based entirely on the Committee’s determination of the Company’s performance, as provided in Section 3). For each Plan Year, individual performance of Participants who are not Executive Officers (“Other Officers”) will be reviewed and determined by the CEO. In the case of all executives other than the CEO, the determination of individual performance shall be based on the individual Participant’s satisfactory completion of individual performance goals established for the applicable Plan Year and/or the individual Participant’s contribution to the Company’s success in achieving the Company goals for such Plan Year, and the application of guidelines established by the Committee. 3. The amount of a Participant’s bonus for each Plan Year is based on a target percentage of such Participant’s annual base pay as of the last day of such Plan Year. This target percentage shall be determined at the beginning of each Plan Year by the Committee in the case of Executive Officers or the CEO in the case of Other Officers. The Chief Executive Officer’s final performance percentage for each Plan Year shall be based 100% on the Company’s performance, as determined by the Committee in its sole discretion. For all Participants other than the Chief Executive Officer, the final performance percentage for each Plan Year shall be based 50% on the Company’s performance and 50% on each Participant’s individual performance. For example, for an applicable Plan Year, assuming the Company has met 130% of its goals, a Participant who is an Other Officer and has an individual performance percentage of 160% based on his or her exceptional performance, has a target percentage of 25% and has a base pay rate of $300,000 will receive a bonus of $108,750 for such Plan Year [(130% x 50% x $300,000 x 25%) + (160% x 50% x $300,000 x 25%) = $108,750]. For any Plan Year, the Company performance percentage and/or the individual performance percentage may exceed 100% in the event the Company or the individual Participant exceeds expected goals, provided that neither percentage may exceed 200%. Notwithstanding the foregoing, if a Participant’s individual performance percentage is less than 100%, then regardless of the actual

2. Company performance percentage, in calculating such Participant’s final bonus payout, the Company performance percentage shall be capped at the Participant’s individual performance percentage. A Participant’s bonus for any Plan Year may be paid in cash or stock or a combination of both at the discretion of the Committee. All determinations and decisions made by the Committee or the CEO as applicable shall be final, conclusive and binding on all persons and shall be given the maximum deference permitted by law. 4. To be eligible for a bonus for any Plan Year, a Participant must be on the Company’s payroll prior to November 1 of such Plan Year and must be employed by the Company as of the date of payment of the bonus. A Participant hired after commencement of any Plan Year shall be eligible for a pro-rated bonus for such Plan Year. A Participant who, during any Plan Year, is promoted into a position with a higher bonus target will have a pro-rated bonus based on his or her time in each position during such Plan Year and the applicable individual performance targets for such positions for such Plan Year, but calculated based on the Participant’s annual base pay as of the last day of such Plan Year. 5. A Participant who has taken an approved leave of absence pursuant to the Company’s or an Affiliate’s policies as applicable of longer than 90 calendar days during any Plan Year shall receive a pro-rated bonus for such Plan Year, calculated by excluding the number of days that exceed 90 calendar days during such Plan Year that he or she was on an approved leave of absence. 6. A Participant who is on an approved leave of absence on the date the bonus payment for any Plan Year is made will be eligible to receive a bonus for such Plan Year on the bonus payment date, provided that such bonus will be pro-rated as calculated above if he or she was on an approved leave of absence for longer than 90 calendar days during such Plan Year. 7. This Plan was originally adopted on January 1, 2017 and was amended on February 4, 2019 and February 9, 2021. Bonus payments for each Plan Year will be made by March 31st following the end of such Plan Year. 8. The Company shall provide a copy of this Plan to each Participant upon request and communicate to each Participant his or her target percentage for each Plan Year as determined by the Committee or the CEO, as applicable, at the beginning of such Plan Year. 9. This Plan supersedes all prior bonus plans or any written or verbal representations regarding the subject matter of this Plan and is the entire understanding between the Participant and the Company (and the Affiliate who employs the Participant, as applicable) regarding the subject matter of this Plan. The payment of any bonus under this Plan is fully discretionary. Participation in this Plan for any Plan Year or series of Plan Years does not and will not convey any entitlement whatsoever to participate in this Plan for any future Plan Year or in any future plans or to the same or similar future bonus payments. The Committee may at any time amend, suspend, or terminate this Plan, including amendment of the target percentages for each Participant and amendment so as to ensure that no amount paid or to be paid hereunder shall be subject to the provisions of Section 409(a)(1)(B) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). For the avoidance of doubt, it is intended that the Plan satisfy the exemption from the application of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder and any state law of similar effect provided under Section 1.409A-1(b)(4) of the Treasury Regulations, and the Plan shall be administered and interpreted to the greatest extent possible in compliance therewith. 10. The Company and its Affiliates shall withhold all applicable taxes from any bonus payment. 11. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Affiliate (as applicable) to terminate any Participant’s employment or service at any time, with or without cause. Nothing in this Plan should be construed as an employment agreement or an entitlement to any Participant for any incentive payment hereunder. 12. This Plan and all awards shall be construed in accordance with and governed by the laws of the State of Washington, without regard to its conflict of law provisions. In the event of a conflict between the local law

3. applicable where a Participant is resident and the provisions of the Plan, the Company and its Affiliate(s) as applicable will apply the Plan so as to comply with applicable laws. 13. Payments under this Plan shall be unsecured, unfunded obligations of the Company. To the extent a Participant has any rights under this Plan, the Participant’s rights shall be those of a general unsecured creditor of the Company. 14. Payments under this Plan shall be subject to recoupment, rescission, payback, cancelation or other action, in each case, in accordance with (i) any clawback policy adopted by the Company (whether such policy is adopted on or after the date of this Plan or required under applicable law), if applicable, and (ii) any such other clawback, recovery or recoupment provisions set forth in an individual written agreement between a Participant and the Company. No recovery of compensation under such a clawback policy shall be an event giving rise to a Participant’s right to resign for “good reason” or “constructive termination” (or similar term) under any program of, or agreement with, the Company.